UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2003

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

INFOCUS CORPORATION
FORM 8-K
INDEX

Item	Description

Item 7.	Financial Statements and Exhibits

Item 12.	Results of Operations and Financial Condition

Signatures

Item 7.  Financial Statements and Exhibits

(c)     Exhibits

This list is intended to constitute the exhibit index:

99.1       Press release dated October 28, 2003 regarding the announcement of InFocus Corporation’s revenue and earnings for its third quarter ended September 30, 2003.

Item 12.  Results of Operations and Financial Condition

On October 28, 2003 InFocus Corporation issued a press release announcing a loss of $45.9 million, or $(1.16) per share, on revenues of $139.3 million for its third quarter ended September 30, 2003.

A copy of the October 28, 2003 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Item 12. (a) of Form 8-K.

The Company provides in the press release certain non-GAAP financial measures, including pro forma net loss and pro forma net loss per share.  As used herein, “GAAP” refers to accounting principles generally accepted in the United States.  These non-GAAP financial measures exclude a long-lived asset impairment charge and restructuring charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.  The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding certain non-recurring and non-cash items that would normally be included in the most directly comparable GAAP financial measure.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2003	INFOCUS CORPORATION

	By	: /s/John V. Harker
John V. Harker
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

	By	: /s/Michael D. Yonker
Michael D. Yonker
Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)